Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 15, 2021, in the Registration Statement (Form S-1) and related Prospectus of Clear Secure, Inc. for the registration of shares of Class A common stock.

/s/ Ernst & Young LLP

New York, New York

June 7, 2021